UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Florida	65-0635748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

250 Australian Avenue South, Suite 400
West Palm Beach, Fl. 33401
(Address of principal executive offices, including zip code)

(561) 805-8500
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Common Stock, $0.001 par value	American Stock Exchange Pacific Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration file number to which this form relates (if applicable): ______________

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

     Reference is hereby made to Item 1 “Description of Registrant’s Securities to be Registered” contained in the Registration Statement on Form 8-A filed by Metropolitan Health Networks, Inc., a Florida corporation (the “Registrant”) with the Securities and Exchange Commission on November 19, 2004 (the “Registration Statement”) which is incorporated herein by reference in its entirety.

     Item 1 of the Registration Statement is hereby amended to add the following statement at the end of the first paragraph thereof:

     The Common Stock of the Registrant has also been accepted for listing on the Pacific Exchange and trading on ArcaEx under the symbol “MDF.” Listing on the Pacific Exchange is expected to commence on Monday, March 7, 2005.

     Item 1 of the Registration Statement is further amended to replace the second paragraph thereof with the following statement:

     As of December 31, 2004, the Registrant had authorized 80,000,000 shares of Common Stock, with 48,004,262 shares issued and outstanding.

Item 2. Exhibits.

     The following exhibits are filed as a part of this Amendment No. 1:

Exhibit
Number	Exhibit Title/Description
4.1	Articles of Incorporation of the Registrant, as amended(1)

4.2	Amended and Restated Bylaws of the Registrant (2)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A filed with the Securities Exchange Commission on November 19, 2004 (No. 001-32361).

(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 30, 2004 (No. 000-28456).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2005

METROPOLITAN HEALTH NETWORKS, INC.
By:	/s/ Roberto L. Palenzuela
	Name:	Roberto L. Palenzuela
	Title:	General Counsel & Secretary

3